UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2020

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2937 SW 27th Avenue, Suite 307, Miami, FL 33133
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (305) 668-8485

________n/a________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

In accordance with Securities Exchange Act of 1934 Release No. 34-88465 / March 25, 2020, Order under Section 36 of the Securities Exchange Act of 1934 modifying exemptions from the reporting and proxy delivery requirements for public companies (the “Order”), due to disruptions to transportation and limited access to facilities, support staff, and professional advisors as a result of COVID-19, Korth Direct Mortgage Inc. (the “Company”) is unable to meet the filing deadline for its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), and sets forth the following information.

(a)	the Company is relying on the Order;

(b)	the Company’s staff, working remotely because of the exigencies of COVID-19, has been significantly disrupted and accordingly the Company is unable to file the Annual Report on a timely basis;

(c)	the Company estimates that the Quarterly Report will be filed no later than 45 days after its due date;

(d)	the spread of COVID-19 has had a material adverse impact on the United States economy. The Company cannot now anticipate whether, or to what extent, the pandemic may affect its business. Risks of the pandemic include those associated with economic conditions, increased volatility in financial markets, and the possibility of prolonged adverse economic conditions. These risks also include decreases in market value of loans and securities, borrower defaults resulting from tenants’ failures to pay rent, interruption of our growth and other strategic plans, and financial and other risks of government programs addressing the impacts of COVID-19 proving to be ineffective. Governmental regulators have required lenders to suspend foreclosures on certain mortgage loans. There also is risk that COVID-19 will significantly affect the U.S. commercial real estate markets, resulting in reduced U.S. mortgage rates, decreased property values (which, among other effects, may both increase the risk of defaults and reduce the value of real estate collateral, thereby diminishing recovery in the event of default), and reduce demand for commercial and multifamily real estate and increase vacancies if businesses fail or close locations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020	KORTH DIRECT MORTGAGE INC.

	By:	/s/ Holly C. MacDonald-Korth
President